SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

ENGAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 684-3884

Item 5.	Other Events.

As previously reported, on June 19, 2003, Engage, Inc. (the “Company”), and five of its United States subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Code”). The filings were made in the United States Bankruptcy Court in the District of Massachusetts, Western Division (the “Court”).

On September 18, 2003, the Company filed a Notice of Filing of Monthly Operating Report covering the period from August 5, 2003 through August 31, 2003 (the “Monthly Operating Report”), with the Court as required by the Code. A copy of the Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Notice of Filing of Unaudited Monthly Operating Report for period from August 5, 2003 through August 31, 2003 (and Exhibits).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC.
(Registrant)

Date: October 2, 2003	By:	/s/ LISA MCALISTER

Lisa McAlister Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Filing of Unaudited Monthly Operating Report for period from August 5, 2003 through August 31, 2003 (and Exhibits).